EXHIBIT A
                                       TO
                          EXPENSE LIMITATION AGREEMENT
                                AMENDED 7/24/2007

FUND                            CLASS          EXPENSE CAP   TERMINATION DATE
----                            -----          -----------   ----------------

Ark Midcap Value Fund           Institutional  0.99%         10/31/09

Ark Concentrated Growth Fund    Institutional  0.85%         10/31/09

Ark Large Cap Growth Fund       Institutional  0.79%         10/31/09

ClariVest International         Class I        0.99%         03/01/10
Equity Fund

ClariVest International         Class II       1.24%         03/01/10
Equity Fund

ClariVest SMid Cap Growth Fund  Class I        1.00%         03/01/10

ClariVest SMid Cap Growth Fund  Class II       1.25%         03/01/10

Smith Group Large Cap Core      Class I        0.79%         05/31/10
Growth Fund

Smith Group Large Cap Core      Class II       1.04%         05/31/10
Growth Fund

Mount Lucas U.S. Focused        Class I        0.95%         09/19/10
Equity Fund

Mount Lucas U.S. Focused        Class II       1.20%         09/19/10
Equity Fund

Disciplined Global Equity Fund  Class I        0.90%         09/25/10

Disciplined Global Equity       Class II       1.15%         09/25/10
Fund